Exhibit 99.1

TELETECH ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS

First Quarter Revenue of $288.4 Million;

First Quarter Fully Diluted EPS Grows 21 Percent to 34 Cents;

Signs $100 Million in New Business;
Reiterates 2013 Revenue and Profit Growth Outlook

ENGLEWOOD, Colo., May 1, 2013 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of technology-enabled customer experience solutions, today announced financial results for the first quarter ended March 31, 2013.  The Company also filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission for the quarter ended March 31, 2013.

“Our next generation customer experience platform is enabling leading global brands to transform their business into customer-centric organizations.  Our holistic approach links best-in-class strategy and technology with high-performance implementation to deliver meaningful gains in enterprise value and brand loyalty for our clients,” said Ken Tuchman, TeleTech chairman and chief executive officer. “Our fully integrated offering continues to gain traction as we signed $100 million in new business with 40 percent from our three emerging business segments.”

FIRST QUARTER 2013 FINANCIAL HIGHLIGHTS

•                  First quarter 2013 revenue was $288.4 million compared to $292.7 million in the first quarter 2012.  The $4.3 million reduction was primarily attributable to exiting $16.3 million of underperforming business during 2012, partially offset by growth in new client programs and the revenue contribution from acquisitions in the customer strategy and technology services segments.

•                  First quarter 2013 income from operations increased 22.7 percent to $23.0 million or 8.0 percent of revenue compared to $18.8 million or 6.4 percent of revenue in the first quarter 2012.  First quarter 2013 non-GAAP income from operations was $23.8 million or 8.3 percent of revenue compared to $22.7 million or 7.7 percent of revenue in the year-ago quarter.

•                  First quarter 2013 fully diluted earnings per share attributable to TeleTech shareholders increased 21.4 percent to 34 cents from 28 cents in the first quarter 2012.  First quarter 2013 non-GAAP fully diluted earnings per share attributable to TeleTech shareholders increased 10.3 percent to 32 cents from 29 cents in first quarter 2012.

•                  During the first quarter 2013 TeleTech signed an estimated $100 million in annualized revenue from both new and expanding client relationships.  Approximately 70 percent represents recurring revenue.

Investor Contact	Media Contact
Karen Breen	Jeanna Blatt
303.397.8592	303.397.8507

STRONG BALANCE SHEET CONTINUES TO FUND OPERATIONS, SHARE REPURCHASES AND STRATEGIC ACQUISITIONS

•                  As of March 31, 2013, TeleTech had cash and cash equivalents of $170.6 million and $128.9 million of total debt, resulting in a net cash position of $41.7 million.

•                  TeleTech had approximately $381.2 million of additional borrowing capacity available under its revolving credit facility as of March 31, 2013.  This provides TeleTech with the continued financial flexibility to fund organic growth, share repurchases and accretive acquisitions.

•                  Cash flow from operations in the first quarter 2013 was $6.5 million compared to $14.7 million in the first quarter 2012. The reduction was attributable to the higher level of incentive compensation paid in the first quarter of 2013 related to 2012 performance.

•                  Capital expenditures in the first quarter 2013 were $4.1 million compared to $6.4 million in the first quarter 2012.

•                  TeleTech repurchased approximately 487,000 shares of common stock during the first quarter 2013 for a total cost of $9.8 million.  As of March 31, 2013, there was $15.6 million authorized for future share repurchases.

SEGMENT REPORTING

To provide greater clarity as to the financial profile and performance of TeleTech’s primary businesses, TeleTech reports financial results for the following four business segments: Customer Management Services (CMS), Customer Growth Services (CGS), Customer Technology Services (CTS) and Customer Strategy Services (CSS).

Beginning in the fourth quarter 2012, TeleTech allocated its previously reported corporate expenses to the above four business segments and has reflected this change in the historical periods for comparison purposes. Financial highlights for the segments are provided below.

Customer Management Services (CMS) — Customer Experience Delivery Solutions

•                  CMS first quarter 2013 revenue was $222.6 million, representing 77 percent of total revenue, compared to $234.9 million in the first quarter 2012.  The $12.3 million revenue decline was primarily attributable to exiting $16.3 million of underperforming business during 2012, offset in part by growth in new and expanded client programs.

•                  CMS first quarter 2013 income from operations was $20.7 million or 9.3 percent of revenue, compared to $16.7 million or 7.1 percent of revenue in the first quarter 2012.  Excluding certain charges, CMS first quarter 2013 non-GAAP income from operations was $21.4 million or 9.6 percent of revenue compared to $18.6 million or 7.9 percent in the year-ago quarter.  The higher first quarter 2013 operating margin was primarily related to the realized benefit of exiting certain underperforming business during 2012 and increased capacity utilization.

Customer Growth Services (CGS) — Technology-Enabled Revenue Generation Solutions

•                  CGS first quarter 2013 revenue was $22.9 million, or nearly 8 percent of total revenue, compared to $22.8 million in the first quarter 2012.

•                  CGS first quarter 2013 income from operations was $1.3 million or 5.6 percent of revenue, compared to an operating loss of ($2.1) million in the year-ago quarter.  The increased profitability was primarily attributable to the benefits realized from exiting certain underperforming programs and the absence of the $1.8 million impairment charge taken in the year-ago quarter related to the rebranding of Direct Alliance Corporation to Revana.

Customer Technology Services (CTS) — Hosted and Managed Technology Solutions

•                  CTS first quarter 2013 revenue was $33.6 million, or nearly 12 percent of total revenue, compared to $25.6 million in the year-ago quarter. The revenue increase was primarily related to the acquisition of Technology Solutions Group, Inc. on December 31, 2012.

•                  CTS first quarter 2013 income from operations was $2.9 million or 8.6 percent of revenue, compared to $3.7 million or 14.4 percent of revenue in the first quarter 2012.  The lower operating margin was primarily related to higher amortization expense of $0.7 million along with increased investments in a more comprehensive cloud-based offering.

Customer Strategy Services (CSS) — Customer Experience Strategy and Data Analytics Solutions

•                  CSS first quarter 2013 revenue was $9.4 million and was comparable to the year-ago quarter.

•                  CSS first quarter 2013 loss from operations was ($1.9) million compared to a profit of $0.5 million in the year-ago quarter.  The decrease was primarily related to unifying its suite of consultative services into one holistic offering which resulted in the rationalization of certain operations.  As a result, the performance of this segment is expected to improve throughout the remainder of 2013.

BUSINESS OUTLOOK

TeleTech reaffirms its previous 2013 guidance as follows:

•                  Revenue is expected to grow between 4.5 percent and 6.5 percent to $1.215 billion to $1.240 billion.

•                  Operating margin is expected to range between 9.25 percent and 9.5 percent before any asset impairment, restructuring or acquisition-related charges.

•                  Capital expenditures are expected to range between $50 million and $60 million with 70 percent expected to support growth initiatives.

SEC FILINGS

The company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which can be found at www.teletech.com.

CONFERENCE CALL

A conference call and webcast with management will be held on Thursday, May 2, 2013 at 8:30 a.m. Eastern Time. You are invited to join a live webcast of the conference call by visiting the “Investors” section of the TeleTech website at www.teletech.com.  If you are unable to participate during the live webcast, a replay will be available on the TeleTech website through Thursday, May 16, 2013.

NON-GAAP FINANCIAL MEASURES

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP) in the United States, the Company uses the following Non-GAAP financial measures: Free Cash Flow, Non-GAAP Income from Operations, Non-GAAP EBITDA and Non-GAAP EPS. TeleTech believes that providing these Non-GAAP financial measures provides investors with greater transparency to the information used by TeleTech’s management in its financial and operational decision making and allows investors to see TeleTech’s results “through the eyes” of management. TeleTech also believes that providing this information better enables TeleTech’s investors to understand its operating performance and information used by management to evaluate and measure such performance. These financial measures are not intended to be used in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP.  A reconciliation of these Non-GAAP financial measures is available in the financial tables attached to this press release. We also encourage all investors to read TeleTech’s Quarterly Report on Form 10-Q for the year ended March 31, 2013.

ABOUT TELETECH

For 30 years, TeleTech and its subsidiaries have helped the world’s most successful companies design, enable, manage and grow customer value through the delivery of superior customer experiences across the customer lifecycle. As the go-to partner for the Global 1000, the TeleTech group of companies delivers technology-enabled solutions that maximize revenue, transform customer experiences and optimize business processes. From strategic consulting to operational execution, our 39,000 employees drive success for clients in the communications and media, financial services, government, healthcare, technology, transportation and retail industries. Through the TeleTech Community Foundation, the Company leverages its innovative leadership to ensure that students in underserved communities around the globe have access to the tools and support they need to maximize their educational outcomes. For additional information, please visit www.teletech.com

FORWARD-LOOKING STATEMENTS

Statements in this press release that relate to future results and events (including statements about future financial and operating performance) are forward-looking statements based on TeleTech’s current expectations. Actual results and events in future periods could differ materially from those projected in these forward-looking statements because of a number of risks and uncertainties including: achieving estimated revenue from new, renewed and expanded client business as volumes may not materialize as forecasted, especially due to the global economic slowdown; the ability to close and ramp new business opportunities that are currently being pursued or that are in the final stages with existing and/or potential clients; our ability to execute our growth plans, including the successful integration of acquired companies and the sales of new products; the possibility of lower revenue or price pressure from our clients experiencing a business downturn or merger in their business; greater than anticipated competition in the customer management industry, causing adverse pricing and more stringent contractual terms; risks associated with losing or not renewing client relationships, particularly large client agreements, or early termination of a client agreement; the risk of losing clients due to consolidation in the industries we serve; consumers’ concerns or adverse publicity regarding our clients’ products; our ability to find cost-effective locations, obtain favorable lease terms and build or retrofit facilities in a timely and economic manner; risks associated with business interruption due to weather, fires, pandemic, or terrorist-related events; risks associated with attracting and retaining cost-effective labor at our delivery centers; the possibility of asset impairments and restructuring charges; risks associated with changes in foreign currency exchange rates; economic or political changes affecting the countries in which we operate; changes in accounting policies and practices promulgated by standard setting bodies; new legislation or government regulation that adversely impacts our tax obligations, health care costs or the customer management industry; service interruptions, security threats or other disruptions at our facilities relating to our computer and telecommunications equipment and software systems; our ability to develop and protect our intellectual property and contractual rights and avoid infringement; disruptions in the supply chain of the Customer Technology Services segment; risks associated with unauthorized disclosure of sensitive or confidential client and customer data; compliance with credit facility covenant restrictions; and our ability to obtain financing and manage counterparty credit risks from financial institutions.  A detailed discussion of these and other risk factors that could affect our results is included in TeleTech’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2012.  The Company’s filings with the Securities and Exchange Commission are available in the “Investors” section of TeleTech’s website, which is located at www.teletech.com.  All information in this release is as of May 1, 2013. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

###

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2013	2012

Revenue	$288,383	$292,654

Operating Expenses:
Cost of services	208,232	211,895
Selling, general and administrative	45,747	48,135
Depreciation and amortization	10,555	10,116
Restructuring charges, net	851	1,958
Impairment losses	—	1,800
Total operating expenses	265,385	273,904

Income From Operations	22,998	18,750

Other income (expense)	(2,004)	(80)

Income Before Income Taxes	20,994	18,670

Provision for income taxes	(2,391)	(1,853)

Net Income	18,603	16,817

Net income attributable to noncontrolling interest	(642)	(936)

Net Income Attributable to TeleTech Stockholders	$17,961	$15,881

Net Income Per Share Attributable to TeleTech Stockholders

Basic	$0.34	$0.28

Diluted	$0.34	$0.28

Income From Operations Margin	8.0%	6.4%
Net Income Attributable to TeleTech Stockholders Margin	6.2%	5.4%
Effective Tax Rate	11.4%	9.9%

Weighted Average Shares Outstanding
Basic	52,347	56,493
Diluted	53,217	57,418

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

(unaudited)

	Three months ended
	March 31,
	2013	2012

Revenue:
Customer Management Services	$222,582	$234,876
Customer Growth Services	22,856	22,764
Customer Technology Services	33,562	25,552
Customer Strategy Services	9,383	9,462
Total	$288,383	$292,654

Income (Loss) From Operations:
Customer Management Services	$20,731	$16,707
Customer Growth Services	1,276	(2,130)
Customer Technology Services	2,898	3,679
Customer Strategy Services	(1,907)	494
Total	$22,998	$18,750

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2013	2012
	(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$170,551	$164,485
Accounts receivable, net	245,836	251,206
Other current assets	83,893	87,853
Total current assets	500,280	503,544

Property and equipment, net	108,351	112,276
Other assets	238,864	231,353

Total assets	$847,495	$847,173

LIABILITIES AND EQUITY
Total current liabilities	$157,725	$171,405
Other long-term liabilities	176,162	175,431
Total equity	513,608	500,337

Total liabilities and equity	$847,495	$847,173

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2013	2012

Reconciliation of Gross Margin:

Revenue	$288,383	$292,654
Cost of services	208,232	211,895
Gross margin	$80,151	$80,759

Gross margin percentage	27.8%	27.6%

Reconciliation of EBIT & EBITDA:

Net Income Attributable to TeleTech stockholders	$17,961	$15,881
Interest income	(669)	(760)
Interest expense	1,865	1,098
Provision for income taxes	2,391	1,853
EBIT	$21,548	$18,072

Depreciation and amortization	10,555	10,116

EBITDA	$32,103	$28,188

Reconciliation of Free Cash Flow:

Cash Flow From Operating Activities:
Net income	$18,603	$16,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	10,555	10,116
Other	(22,664)	(12,269)
Net cash provided by operating activities	6,494	14,664

Less - Total Capital Expenditures	4,105	6,374

Free Cash Flow	$2,389	$8,290

Reconciliation of Non-GAAP Income from Operations:

Income from Operations	$22,998	$18,750
Restructuring charges, net	851	1,958
Impairment losses	—	1,800
Acquisition-related expenses	—	159

Non-GAAP Income from Operations	$23,849	$22,667

Reconciliation of Non-GAAP EPS:

Net Income Attributable to TeleTech stockholders	$17,961	$15,881
Add: Asset impairment and restructuring charges, net of related taxes	602	2,435
Add: Acquisition-related expenses, net of related taxes	—	95
Add: Changes in judgement for uncertain tax positions recorded in prior periods	(1,278)	(1,606)

Non-GAAP Net Income Attributable to TeleTech stockholders	$17,285	$16,805

Diluted shares outstanding	53,217	57,418

Non-GAAP EPS Attributable to TeleTech stockholders	$0.32	$0.29

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data)

(unaudited)

	Three months ended
	March 31,
	2013	2012

Reconciliation of Non-GAAP EBITDA:

Net Income Attributable to TeleTech stockholders	$17,961	$15,881
Interest income	(669)	(760)
Interest expense	1,865	1,098
Provision for (benefit from) income taxes	2,391	1,853
Depreciation and amortization	10,555	10,116
Asset impairment and restructuring charges	851	3,758
Acquisition-related expenses	—	159
Equity-based compensation expenses	3,191	3,388

Non-GAAP EBITDA	$36,145	$35,493

TELETECH HOLDINGS, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(In thousands)

	Three months ended
	March 31,	June 30,	September 30,	December 31,
	2012	2012	2012	2012

Revenue:
Customer Management Services	$234,876	$229,401	$224,041	$235,456
Customer Growth Services	22,764	24,409	28,200	25,399
Customer Technology Services	25,552	24,956	22,343	23,997
Customer Strategy Services	9,462	10,032	11,684	10,409
Total	$292,654	$288,798	$286,268	$295,261

Income (Loss) From Operations:
Customer Management Services	$16,707	$730	$21,001	$21,833
Customer Growth Services	(2,130)	1,052	2,487	849
Customer Technology Services	3,679	4,356	3,054	4,625
Customer Strategy Services	494	308	819	(1,319)
Total	$18,750	$6,446	$27,361	$25,988